UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2017

WASHINGTON REAL ESTATE

INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 774-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 8, 2017, the Board of Trustees (the “Board”) of Washington Real Estate Investment Trust (the “Trust”) approved and adopted an amendment (the “Amendment”) to the Trust’s Amended and Restated Bylaws (the “Bylaws”) to provide shareholders, in addition to the Board, with the ability to amend the Bylaws. The Amendment was approved by the Board, subject to receipt of the requisite shareholder approval of a related amendment to the Trust’s Declaration of Trust that will provide shareholders with the ability to vote on amendments of the Bylaws, as provided in the Bylaws. Shareholders will vote on this related amendment to the Trust’s Declaration of Trust at the Trust’s upcoming annual meeting of shareholders. The Amendment will become effective automatically upon receipt of the requisite shareholder approval of the above-referenced amendment to the Declaration of Trust.

A copy of the Amended and Restated Bylaws, as amended, is attached to this report as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description

3.1	Amended and Restated Bylaws of Washington Real Estate Investment Trust, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

DATE: February 14, 2017	By:	/s/ W. Drew Hammond
		Name:	W. Drew Hammond
		Title:	Vice President, Chief Accounting Officer and Controller

EXHIBIT LIST

Exhibit Number	Exhibit Description

3.1	Amended and Restated Bylaws of Washington Real Estate Investment Trust, as amended